UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/12/2004

UMB FINANCIAL CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-4887

MO	43-0903811
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1010 Grand Blvd
Kansas City, MO 64106
(Address of Principal Executive Offices, Including Zip Code)

(816) 860-7889
(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 5.    Other events and Regulation FD Disclosure

On June 12, 2004 UMB Financial Corporation issued a press release announcing that R. Crosby Kemper III has resigned as Chairman and CEO of UMB Financial Corporation and of its lead bank, UMB Bank, n.a. The Company announced that J. Mariner Kemper has been elected as a director and will replace R. Crosby Kemper III as Chairman and CEO of UMB Financial Corporation effective immediately. The Company announced that Peter J. deSilva will assume additional duties and will become Chairman and CEO of UMB Bank effective immediately. A copy of this press release is attached as Exhibit 99.1.

Item 7.    Financial statements and exhibits

Exhibit 99.1 Press release dated as of June 12, 2004

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: May 12, 2004.	By:	/s/ Daniel C. Stevens
Daniel C. Stevens
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Transition Press Release